SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report Under Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 21, 2001
                         Commission File Number: 0-12666


                        American Financial Holding, Inc.
   --------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                    87-0458888
     ----------------------------------               ----------------------
     (State or other jurisdiction of                       (IRS Employer
      incorporation or organization)                     Identification No.)


           700 Gemini, Suite 100
              Houston, Texas                                  77058
     ----------------------------------               ----------------------
  (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's Telephone Number, including Area Code: (281) 488-3883

                   914 Rio Virgin Drive, St. George, UT 84790
                   ------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

--------------------------------------------------------------------------------
                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT
--------------------------------------------------------------------------------

         The restructuring of American Financial Holding, Inc. has now been completed. As a result of the restructuring, the common stock issued and outstanding as of May 29, 2001, has been reverse split 21.4-to-1, and additional shares have been issued to new investors on the automatic conversion of $150,000 in indebtedness to common stock. As a result of the reorganization, the company now has an aggregate of 3,600,000 shares issued and outstanding, approximately 3,000,000, or 83%, of which are held by the new investment group and of the remaining 600,000, 200,000, or 6%, are held by the historical stockholders of the company. The remaining 400,000 shares were issued for services rendered in connection with the transaction.

         Stockholders who desire to have their certificates exchanged for new certificates giving effect to the reverse split may tender them to the company's registrar and transfer agent, Fidelity Transfer Company, 1800 South West Temple, Salt Lake City, Utah 84115, telephone (801) 484-7222, with a payment of $19 for a new certificate. In lieu of issuing fractional shares, the company will maintain a record of scrip evidencing the fractional shares. Upon presentation to the transfer agent of evidence of scrip for whole shares, a new certificate will be issued upon payment of the requisite fee. Unused scrip will expire at midnight on September 27, 2001.

         For a further discussion of the details of the transaction, see the annual report on Form 10-KSB for the year ended December 31, 2000.

--------------------------------------------------------------------------------
                                    SIGNATURE
--------------------------------------------------------------------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                AMERICAN FINANCIAL HOLDING, INC.
                                                          Registrant

Dated:  June 26, 2001                           By  /s/ Jeffrey Tomz
                                                    -------------------------
                                                    Jeffrey Tomz, Secretary

                                       2